UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      May 23, 2019

ANIXTER INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	94-1658138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File Number: 001-10212

2301 Patriot Blvd.
Glenview, Illinois 60026
(224) 521-8000
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders was held on May 23, 2019. In connection with the meeting, proxies were solicited pursuant to the Securities Exchange Act of 1934. The following are the voting results on proposals considered and voted upon at the meeting, all of which were described in the Company’s 2019 Proxy Statement filed on April 18, 2019.

(1) The Directors of the Company were elected as follows:

	VOTES
	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Lord James Blyth	28,749,914	1,665,362	22,258	1,490,242
Frederic F. Brace	29,694,484	720,630	22,420	1,490,242
Linda Walker Bynoe	28,823,861	1,592,156	21,517	1,490,242
Robert J. Eck	29,974,969	440,050	22,515	1,490,242
William A. Galvin	29,976,919	438,108	22,507	1,490,242
F. Philip Handy	28,675,195	1,740,256	22,083	1,490,242
Melvyn N. Klein	28,582,536	1,832,906	22,092	1,490,242
Jamie Moffitt	30,262,476	151,715	23,343	1,490,242
George Muñoz	29,136,216	1,278,804	22,514	1,490,242
Scott R. Peppet	30,231,802	182,820	22,912	1,490,242
Valarie L. Sheppard	29,459,071	957,341	21,122	1,490,242
William S. Simon	30,329,368	85,098	23,068	1,490,242
Charles M. Swoboda	30,335,977	78,890	22,667	1,490,242
Samuel Zell	28,087,666	2,328,146	21,722	1,490,242

(2) An advisory proposal on the compensation of the Company’s named executive officers was approved by a vote of 30,086,518 shares “for” and 330,874 shares “against” with 20,142 shares abstaining. There were 1,490,242 broker non-votes.

(3) The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year 2019 by a vote of 31,007,897 shares “for” and 905,157 shares “against” with 14,722 shares abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANIXTER INTERNATIONAL INC.

May 23, 2019	By: /s/ Theodore A. Dosch
Theodore A. Dosch
Executive Vice President - Finance
and Chief Financial Officer